                                                                    EXHIBIT 10.3



               ------------------------------------------------

                BARIATRIX PRODUCTS INTERNATIONAL INCORPORATED/
                LES PRODUITS BARIATRIX INTERNATIONAL INCORPOREE

                       UNANIMOUS SHAREHOLDERS AGREEMENT

               ------------------------------------------------

               ------------------------------------------------

                BARIATRIX PRODUCTS INTERNATIONAL INCORPORATED/
                LES PRODUITS BARIATRIX INTERNATIONAL INCORPOREE

                       UNANIMOUS SHAREHOLDERS AGREEMENT

               ------------------------------------------------

ARTICLE  1.  PRELIMINARY...................................    2

ARTICLE  2.  FUNDAMENTAL PRINCIPLES........................    4

ARTICLE  3.  DIRECTORS AND OFFICERS........................    5

ARTICLE  4.  SHAREHOLDERS AND THEIR RIGHTS.................    6

ARTICLE  5.  FINANCIAL INFORMATION.........................    8

ARTICLE  6.  DISTRIBUTIONS.................................    9

ARTICLE  7.  PRE-EMPTIVE RIGHTS............................   10

ARTICLE  8.  RIGHT OF FIRST OPPORTUNITY AND LAST REFUSAL...   11

ARTICLE  9.  TAG-ALONG/ DRAG-ALONG RIGHTS..................   14

ARTICLE 10.  PUBLIC OFFERING...............................   16

ARTICLE 11.  CONFIDENTIALITY...............................   16

ARTICLE 12.  ARBITRATION...................................   17

ARTICLE 13.  GENERAL PROVISIONS............................   19

MEMORANDUM OF AGREEMENT ENTERED INTO AT THE CITY OF MONTREAL, PROVINCE OF QUEBEC, ON THE 20TH DAY OF MAY, 1999.
--------------------------------------------------------------------------------


BY AND BETWEEN:                     RODERICK EGGER, businessman, of the
                                    City of Burlington, State of Vermont,
                                    (hereinafter referred to as "ROD")


AND: 3515176 CANADA INC., a body politic and corporate, duly incorporated according to law, herein represented by Marco De Rosa, its duly authorized representative as he so declares, (hereinafter referred to as "3515176")


AND: ROBERT RAICH, Attorney, of the City of Westmount, Province of Quebec, (hereinafter referred to as "RAICH")


AND: 3357481 CANADA INC., a body politic and corporate, duly incorporated according to law, herein represented by Thomas L. Egger, its duly authorized representative as he so declares, (hereinafter referred to as the "3357481")


AND: BALANCE BAR COMPANY, a body politic and corporate, duly incorporated according to law, herein represented by Thomas J. Flahie, its duly authorized representative as he so declares, (hereinafter referred to as the "BBC")

AND: BARIATRIX PRODUCTS INTERNATIONAL INCORPORATED, a body politic and corporate, duly incorporated according to law, herein represented by Thomas L. Egger, its duly authorized representative as he so declares, (hereinafter referred to as the "COMPANY")



WHEREAS the COMPANY was duly incorporated on the November 6, 1978, pursuant to the Canada Business Corporations Act;

WHEREAS the sole shareholders of the COMPANY and their respective shareholdings are as follows:

              NAME OF SHAREHOLDER        NO. & CLASS OF SHARES
              -------------------        ---------------------
              ROD                             2,700 Class "A"
              3515176                           270 Class "A"
              RAICH                             180 Class "A"
              3357481                         5,850 Class "A"
                                            325,000 Class "D"
                                          1,300,000 Class "F"
                                          1,025,000 Class "H"
              BBC                             1,000 Class "A"

WHEREAS the sole shareholder of 3515176 is Marco De Rosa;

WHEREAS the sole shareholders of 3357481 are Thomas L. Egger, the Egger Family Trust (the beneficiaries of which are the children and grandchildren of Thomas
L. Egger) and Eri Pharmaceuticals Ltd., a corporation which is wholly-owned by Thomas L. Egger;

WHEREAS ROD, 3515176, RAICH, 3357481 and BBC wish to provide for certain aspects of the internal management of the COMPANY and to formalize their relationship inter se as shareholders of the COMPANY;
----- --


NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES, COVENANTS AND AGREEMENTS HEREIN CONTAINED, IT IS AGREED BY THE PARTIES HERETO AS FOLLOWS:

ARTICLE  1.  PRELIMINARY
------------------------

1.1 In this Memorandum of Agreement, the following words or terms shall have the following meanings ascribed thereto:

     (a) "Bona Fide Offer" shall mean an arm's length irrevocable and unconditional (other than standard due diligence conditions) written offer presented to a Shareholder by an Outside Party for the purchase of Shares of the COMPANY where not less than eighty percent (80%) of the consideration offered for the Shares is payable in cash;

     (b) "Debt" shall mean letters of credit, guarantees, indebtedness for borrowed money, capital leases, advances payable to companies under common control, debentures, loans and similar debt obligations of the COMPANY, determined on a consolidated basis, in accordance with GAAP;

     (c)  "Egger Group" shall mean both ROD and 3357481;

     (d) "Equity" shall mean shareholders' equity, determined in accordance with Canadian generally accepted accounting principles from the consolidated financial statements of the COMPANY, including the issued and outstanding Class "D", Class "F" and Class "H" shares in the capital stock of the COMPANY;

     (e) "GAAP" shall mean Canadian generally accepted accounting principles, as described in the handbook of the Canadian Institute of Chartered Accountants;

     (f) "Outside Party" shall mean a person who is not related to, affiliated or associated with any of the Shareholders, as such terms are defined in the Income Tax Act (Canada) (R.S.C. 1985 (5th supp.) c.1), as amended from time to time);

     (g) "Shareholder" shall mean any of ROD, 3515176, RAICH, 3357481 or BBC, as the context dictates, and "Shareholders" shall mean all or any combination of them, as well as the legatees, heirs and permitted assignees of any of the foregoing;

     (h) The "Shares" shall mean the shares in the capital stock of the COMPANY beneficially owned by all or any combination of the Shareholders, as the context dictates;

1.2 The preamble hereto shall form an integral part hereof and shall avail as if recited herein at length.

ARTICLE  2.  FUNDAMENTAL PRINCIPLES
-----------------------------------

2.1 No Shareholder shall, directly or indirectly, sell, transfer, assign, encumber or otherwise alienate his or its Shares otherwise than with the consent of all of the other Shareholders or in conformity with any of the other provisions of this Agreement. Notwithstanding the preceding sentence, any transaction resulting in a change of control of BBC shall not be prohibited, nor require the consent of all of the other Shareholders, nor need be effected in conformity with this Agreement, although notice thereof must be sent to the COMPANY within ten (10) days following the completion of such transaction. In any such event, no sale, transfer, assignment, encumbrance or alienation shall be valid unless the party receiving, acquiring or encumbrancing such Shares shall become a party to this Agreement.

2.2 Notwithstanding the generality of Section 2.1, it is hereby acknowledged that the Egger Group, RAICH and 3515176 shall enter into a separate agreement providing for the sale to the Egger Group, upon the happening of certain triggering events (such as death or departure), of the Shares owned by RAICH and 3515176 for a price based upon a valuation of the COMPANY, subject to adjustment in the event of a subsequent public offering of the securities of the COMPANY, equal to seven (7) times earnings before interest, taxes, depreciation and
amortization.   This Agreement shall continue to govern any Shares so acquired by the Egger Group. A copy of such agreement and all amendments thereto shall be provided to BBC.

2.3 In the event that stock options are granted in favour of employees pursuant to a stock option plan adopted by the Board of Directors, then such employees shall be required to execute an addendum to this Agreement pursuant to which they shall intervene herein to the extent necessary for this Agreement to continue to constitute a unanimous shareholders' agreement within the meaning of the Canada Business Corporations Act (R.S.C. 1985, c. C-44, as amended from time to time).

2.4 The Shareholders covenant and agree, whether as shareholders, directors or officers of the COMPANY, as the case may be, or otherwise, to vote their respective Shares and exercise their respective powers to ensure that the COMPANY will carry out the provisions of this agreement in its intent and purport.

2.5 Notwithstanding anything ever contained in the by-laws, resolutions or contracts of the COMPANY, in the event of any conflict between any of the provisions of this Agreement and such by-law, resolution or contract, the provisions of this Agreement shall supersede such by-law, resolution or contract.

ARTICLE  3.  DIRECTORS AND OFFICERS
-----------------------------------

3.1 The Board of Directors of the COMPANY shall be initially comprised of five (5) directors and, subject to the provisions of Section 3.3 below, a quorum for a meeting of the Board of Directors shall be four (4) of the directors. BBC shall be entitled to nominate at least one (1) director and no less than ten percent (10%) of the directors constituting the Board of Directors at any time. The Shareholders shall vote their Shares at each and every meeting of the Shareholders of the COMPANY so as to cause the nominee(s) from time to time of BBC to be elected to (and if appropriate, removed from) the Board of Directors of the COMPANY. The initial nominee of BBC shall be Thomas J. Flahie.

3.2 Notwithstanding the generality of Section 3.1 above, in the event that the ratio of Debt to Equity of the COMPANY, as reflected in its internal monthly consolidated financial statements, should exceed 4 to 1 for any two (2) consecutive months, then BBC shall be entitled to appoint that additional number of directors to the Board of Directors of the COMPANY which results in the BBC nominees constituting a majority of the Board, the whole until such time as the ratio of Debt to Equity, as reflected in its internal monthly consolidated financial statements, decreases below 4 to 1 for any two (2) consecutive months, whereupon the additional nominees of BBC shall be removed from the Board.

3.3 Notice of a meeting of the directors of the COMPANY shall be sent, in the manner specified in Section 13.4 below, at least ten (10) days prior to the date upon which such meeting is to be held. If the nominee of BBC is not present at such meeting in person or by telephone, then quorum shall be deemed not to have been met and the meeting shall be adjourned. If the nominee of BBC shall fail to attend a second meeting duly called in accordance herewith to continue the adjourned meeting, such second meeting shall likewise be adjourned. Thereafter, a third meeting may be called on only five (5) days prior written notice and if the nominee of BBC shall fail to attend such third meeting, then quorum shall be met so long as any four (4) directors are present in person or by telephone. Notwithstanding the generality of the foregoing, BBC undertakes to use its best efforts to cause its nominee to attend at meetings of the board of directors as soon as practicable, particularly where the matters to be discussed are of an urgent nature, such that the business of Bariatrix will not be negatively affected as a result of the lengthy delays required by this provision.

3.4 In the event that any committee should ever be formed to which powers of the Board of Directors are delegated, then the nominee(s) of BBC to the Board of Directors shall be entitled to participate in such committee, in a proportion at least equal to the proportion of his or their representation on the Board of Directors.

3.5 Except as set forth in Section 4.2 hereof, no resolution may be passed or adopted by the Board of Directors of the COMPANY unless such resolution shall have received the affirmative vote of at least three (3) of the directors of the COMPANY present at a duly called and constituted meeting of the Board of Directors or unless such resolution shall have been signed by all of the directors of the COMPANY.

3.6 Meetings of the Board of Directors shall be held not less than quarterly at the offices of the COMPANY or at such other location as the directors may agree, and each director shall be entitled to full reimbursement of reasonable out-of-pocket expenses incurred in order to attend such meetings. A director may participate in any meeting of the Board of Directors by telephone.

3.7 The officers of the COMPANY, until changed in accordance with the provisions of paragraph 4.2(c) below, shall be as follows:

              CEO                   -     Thomas Egger
              President             -     Thomas Egger
              Vice-President        -     Roderick Egger
              Secretary             -     Thomas Egger
              Assistant-Secretary   -     Marco De Rosa

ARTICLE  4.  SHAREHOLDERS AND THEIR RIGHTS
------------------------------------------

4.1 Subject to the following sentence, a quorum for a meeting of the shareholders shall be one (1) person who holds or acts as proxy for Shareholders holding a majority of the voting Shares of the COMPANY and meetings of the Shareholders shall be held at least once per year. Notice of a meeting of the Shareholders of the COMPANY shall be sent, in the manner provided in Section
13.4 below, at least ten (10) days prior to the date upon which such meeting is to be held. If BBC is not present (in person or by proxy) at such meeting, then quorum shall be deemed not to have been met and the meeting shall be adjourned. If BBC shall fail to attend (or be represented by proxy at) a second meeting duly called in accordance herewith to continue the adjourned meeting, such second meeting shall likewise be adjourned. Thereafter, a third meeting may be called on only five (5) days prior written notice and if BBC shall fail to attend (or be represented by proxy at) such third meeting, then quorum shall be met so long as one (1) person who holds or acts as proxy for Shareholders holding a majority of the voting Shares of the COMPANY is present.

4.2 Notwithstanding any other provision of this Agreement, unless BBC provides its prior written consent, the COMPANY shall not take any of the following actions:

     (a) apply for Articles of Amendment or amend, adopt or revoke the by-laws of the COMPANY or any subsidiary of the COMPANY;

     (b) enter into any new arrangements or modify its current arrangements with any persons or entities that are related to or affiliated with any of the Shareholders;

     (c) appoint, remove or replace any of its officers other than Thomas Egger, ROD or Marco De Rosa, save and except that the consent of BBC to the appointment of a candidate unanimously proposed by ROD and Thomas Egger shall not be unreasonably withheld;

     (d) significantly alter or modify the nature of the business carried on by the COMPANY or any of its subsidiaries;

     (e) save and except as permitted by the provisions of Article 6, redeem or purchase for cancellation any shares in its capital stock which are or may become issued and outstanding;

     (f)  change or appoint new auditors;

     (g) save and except as permitted by the provisions of Article 6, declare and/or pay any dividends or repay any loans owing to Shareholders;

     (h) create, allot or issue any shares in the capital of the COMPANY or any of its subsidiaries nor any securities convertible into shares in the capital stock, or any right or option to purchase any shares of the stock or securities of the COMPANY or any of its subsidiaries convertible into stock, other than pursuant to the granting of any stock options to management, with respect to which BBC enjoys the rights set forth in Section 7.4;

     (i) amend or modify the compensation or bonus policies currently in effect for officers of the COMPANY or any of its subsidiaries, if such amendment or modification results in increased costs to the COMPANY;

     (j) offer any of its securities to the public through an underwritten public offering which values the COMPANY at less than $US 50,000,000;

     (k) adopt, approve or implement an annual budget or business plan which significantly alters or modifies the nature of the business to be carried on by the COMPANY;

   (l) take any action which materially deviates from or results in expenditures which materially exceed the amounts provided in the annual budget or business plan;

   (m) acquire nor enter into any agreement for the acquisition of a business enterprise the price of which exceeds thirty percent (30%) of the Equity of the COMPANY;

   (n) sell nor enter into any agreement for the sale of thirty percent (30%) or more of the property of the COMPANY and its subsidiaries, other than sale of products in the ordinary course of business; or

   (o) merge or amalgamate the COMPANY or any of its subsidiaries with any other corporation or entity.

       This Agreement shall constitute a unanimous shareholders' agreement within the meaning of the Canada Business Corporations Act. Without limiting the generality of the foregoing, the provisions of this Section 4.2 are intended to restrict the powers of the directors to manage the business and affairs of the COMPANY.


ARTICLE  5.  FINANCIAL INFORMATION
----------------------------------

5.1 The COMPANY will provide BBC with monthly internal financial statements, including a balance sheet, statement of income and statement of cash flow within thirty (30) days following the end of each month.

5.2 BBC shall also be provided with such additional financial and operating information which BBC may reasonably request from time to time, subject to the right of the COMPANY to refuse to give BBC access to any internal management information that may contain information concerning any of BBC's competitors, such as pricing policies, product formulations, negotiations in progress with potential customers and the like. The COMPANY will not, however, limit BBC's access to information reasonably necessary for BBC to evaluate the condition or future prospects of its investment in the COMPANY.

5.3 In addition, the COMPANY will provide BBC, on a timely basis following reasonable notice from BBC, all financial data, business data and other information required by BBC in order to meet its reporting obligations to the U.S. Securities and Exchange Commission.

5.4 The COMPANY will likewise provide to BBC, on a timely basis following reasonable notice from BBC, all financial data, business data and other information required by BBC in order to fulfil its tax and other informational obligations to the U.S. Internal Revenue Service and any other U.S. federal, state or municipal regulatory authorities.

5.5 BBC agrees to provide to the COMPANY, on a timely basis following reasonable notice from the COMPANY, all financial data, business data and other information required by the COMPANY to fulfil its tax and informational obligations to Revenue Canada, the Minister of Revenue (Quebec) and any other Canadian federal, provincial and local authorities.

5.6 Subject to Sections 5.3 and 5.4 above, all information disclosed or provided by the COMPANY to BBC or by BBC to the COMPANY in accordance with this Article shall be held strictly confidential by the recipient and shall not be used for any purpose other than the purpose for which the information was supplied, without the prior written consent of the disclosing party.


ARTICLE  6.  DISTRIBUTIONS
--------------------------

6.1 It is hereby agreed that all funds in the COMPANY which the Directors determine to be available for distribution each year shall be distributed in the following order of priority:

  (a) first, dividends on the Class "D" shares currently issued and outstanding (or so many of them as remain issued and outstanding at the end of the relevant fiscal year), at a rate of six percent (6%) per annum shall be declared and paid annually, notwithstanding the stipulation in the Articles of Incorporation as amended, that the holders of Class "D" shares are only entitled to non-cumulative dividends. Notwithstanding the generality of the foregoing, the amount remaining to be declared and paid for the fiscal year ending August 31, 1999 is $6,771;

  (b) second, a number of Class "D", "F" and "H" shares held by 3357481 may be redeemed and paid for in accordance with the following schedule:

                        Fiscal Year      Maximum Value of Redemption
                        -----------      ---------------------------

                     Sept.1, 2000 -        2.5% of net income
                     August 31, 2001

                  Sept.1, 2001 -          3.5% of net income
                  August 31, 2002

                  Sept.1, 2002 -          3.5% of net income
                  August 31, 2003

                  Any year commencing     5.5% of net income
                  on or after Sept. 1,
                  2003

       and, for the purposes hereof, the net income of the COMPANY for any fiscal year shall be determined on a consolidated basis by the auditors of the COMPANY in accordance with GAAP;

  (c) third, after the maximum number of shares have been redeemed in accordance with paragraph (b), dividends may be declared and paid on the Class "A" shares of the COMPANY.

6.2 The Class "D", Class "F" and Class "H" shares held by 3357481 which are redeemed in accordance with the schedule set forth in Section 0 will be redeemed at an amount equal to five percent (5%) less than the full redemption value thereof stipulated in the Articles of Incorporation (as amended) of the COMPANY. In the event that additional shares are redeemed in the context of a public offering of the securities of the COMPANY, then the discount on such additional redemptions will be ten percent (10%), rather than five percent (5%) below full redemption value. Any Class "D", Class "F" or Class "H" shares not redeemed while BBC is a Shareholder shall be redeemed, as and when determined by the Board of Directors, at an amount equal to the full redemption value thereof.

6.3 3357481 acknowledges and accepts the terms and conditions of the redemption of its Class "D" , Class "F" and Class "H" shares described above and hereby agrees not to request the redemption of any of its Class "H" shares in advance of the schedule provided above.


ARTICLE  7.  PRE-EMPTIVE RIGHTS
-------------------------------

7.1 No further shares in the capital stock of the COMPANY shall be issued from treasury (including, without limitation, those issued pursuant to a stock option plan contemplated by Section 7.4 below) unless BBC shall have first been given the option, by notice in writing sent by pre-paid registered or certified mail, to purchase that number and class of shares which will result in BBC continuing to own ten percent (10%) of the equity and ten percent of the voting shares of the COMPANY after the completion of the proposed issue, the whole upon the same terms and conditions as the shares to be issued pursuant to the proposed issue (the "Pre-Emptive Right"). Such notice shall set forth in full all of the material terms and conditions of the proposed issue.

7.2 The Pre-Emptive Right shall be exercisable by BBC by notice in writing to the COMPANY of its desire to purchase all, but not less than all of the relevant number of shares of the COMPANY, within thirty (30) days of receipt of the notice described in Section 7.1, accompanied by the full purchase price for such shares, in readily available funds.

7.3 In the event that BBC fails to notify the COMPANY of its desire to exercise the Pre-Emptive Right in the manner and within the delay contemplated by Section 7.2, then the COMPANY thereafter, at any time within a period ninety
(90) days following the expiry of the thirty (30) day period within which BBC may otherwise have exercised its Pre-Emptive Right, may issue all of the shares contemplated by the proposed issue, upon the terms and conditions set forth in the notice sent in accordance with Section 7.1.

7.4 The COMPANY shall be entitled to issue shares in its capital stock to any of its management employees, pursuant to the stock option plan currently being established or otherwise and BBC hereby agrees to vote in favour of any such plan or the issue of shares thereunder provided that same is unanimously approved by ROD, Thomas Egger and Marco De Rosa. Notwithstanding the generality of Section 7.1, in the event that the COMPANY issues shares to management pursuant to a stock option plan approved by its Board of Directors, then BBC's Pre-Emptive Right shall be exercisable for a nominal consideration, regardless of the subscription price to be paid by management.

7.5 It is hereby acknowledged that the COMPANY shall be entitled, subject to the provisions of Section 7.1 above, to issue shares to major clients of the COMPANY, provided that such clients are not competitors of BBC. In the event of a dispute as to whether such client is a competitor of BBC, the matter may be submitted to arbitration by either BBC or the COMPANY, in accordance with
Article 12 below.


ARTICLE  8.  RIGHT OF FIRST OPPORTUNITY AND LAST REFUSAL
--------------------------------------------------------

8.1 If either of BBC or the Egger Group desires to sell all or any part of the Shares owned by such Shareholder (the "Selling Shareholder"), then the Selling Shareholder shall first be required to offer such Shares (the "Offered Shares") to the other of them (the "Remaining Shareholder"), for such price and on such terms and conditions as the Selling Shareholder may determine.

Such offer shall be sent by the Selling Shareholder to the Remaining Shareholder by pre-paid registered or certified mail and the parties shall have a period of sixty (60) days following the receipt of such notice by the Remaining Shareholder within which to negotiate, in good faith, the sale of the Offered Shares by the Selling Shareholder to the Remaining Shareholder.

8.2 If the Selling Shareholder is the Egger Group and the parties reach an agreement for the sale of the Offered Shares to BBC, then the provisions of Sections 9.1 to 9.6 inclusive, shall apply, mutatis mutandis, to provide 3575176
                                            ----------------
and RAICH with a Tag-Along Offer, as such term is defined therein.

8.3 In the event that the Selling Shareholder and the Remaining Shareholder are unable to reach an agreement for the sale of the Offered Shares within such sixty (60) day period, then the Selling Shareholder thereafter, within a further period of ninety (90) days, may solicit offers for the Offered Shares from any Outside Party whom it may choose, other than a competitor of either BBC or Bariatrix. In the event of a dispute as to whether an Outside Party is a competitor of BBC or Bariatrix, the matter may be submitted to arbitration by either BBC or the Egger Group, in accordance with the provisions of Article 12 below.

8.4 In the event that the Selling Shareholder receives a Bona Fide Offer for the purchase of the Offered Shares from an Outside Party within such ninety (90) day period, the Selling Shareholder shall deliver or send a notice by pre-paid registered or certified mail addressed to the Remaining Shareholder, in the manner contemplated by Section 8.1 (the "Second Notice"), together with a copy of the original executed Bona Fide Offer setting forth in full the price, terms and conditions of such offer. If the Selling Shareholder is the Egger Group, then the Egger Group shall likewise send a copy of the Second Notice to each of 3515176 and RAICH and the provisions of Sections 9.1 to 9.6 shall apply, mutatis
                                                                         -------
mutandis, to provide 3575176 and RAICH with a Tag-Along Offer, as such term is
--------
defined therein.

8.5    If the Selling Shareholder is:

  (a) the Egger Group, then upon receipt of the Second Notice, BBC shall have an option to:

        (i) purchase, at the price and on the terms and conditions indicated in the Bona Fide Offer, all of the Offered Shares, (the "Purchase Offer"); or

       (ii) sell, at the price and on the terms and conditions indicated in the Bona Fide Offer, some or all of its Shares to the Outside Party pursuant to and in accordance with the provisions of Sections 9.1 to 9.6 below, mutatis mutandis (the "Tag-Along
                           ----------------

                 Offer"); or

          (iii) subject to the provisions of Section 9.7 below, which shall prevail over the provisions of this paragraph (iii), do neither of the above, in which case BBC will continue to own its Shares and the Egger Group shall be free to sell its Shares to the Outside Party in accordance with the provisions of Section 8.8 below.

          The Purchase Offer or the Tag-Along Offer shall be exercisable by counter-notice in writing to the Selling Shareholder within sixty (60) days following the date upon which the Second Notice was received by the Remaining Shareholder. Such notice shall be sent in accordance with Section 8.1 mutatis mutandis; or
                           ------- --------

     (b) BBC, then upon receipt of the Second Notice, the Egger Group shall be entitled to purchase upon the same terms and conditions as those set forth in the Purchase Offer described in paragraph 8.5(a)(i) above, mutatis mutandis, all of the Offered Shares and, for greater
          ----------------
          certainty, shall not be entitled to exercise any Tag-Along Offer.

8.6 If the Remaining Shareholder elects in its counter-notice to purchase all but not less than all of the Offered Shares, then the Remaining Shareholder shall purchase and the Selling Shareholder shall sell such Shares, at the price and on the terms and conditions indicated in the Bona Fide Offer. In addition, if the Selling Shareholder is the Egger Group, then the Remaining Shareholder shall also purchase and those of 3515176 and RAICH as shall have exercised his or its Tag-Along Offer shall sell the relevant number of Shares held by such Shareholder(s), the whole at the price and on the terms and conditions indicated in the Bona Fide Offer.

8.7 If the Remaining Shareholder elects in its counter-notice to accept its Tag-Along Offer, then BBC, the Egger Group and, if the Selling Shareholder is the Egger Group, those of 3515176 and/or Raich as shall have elected to exercise his or its Tag-Along Offer, shall all sell to the Outside Party, on such date and upon the terms and conditions set forth in the Bona Fide Offer, the relevant number of his or its Shares.

8.8 If the Remaining Shareholder fails to send any counter-notice in the manner and within the period described in Section 8.5 above as to all but not less than all of the Offered Shares, then the Selling Shareholder thereafter, at any time within a period of ninety (90) days subsequent to the expiry of the period within which the Remaining Shareholder's notice may have otherwise been given, may sell all but not less than all of such Offered

Shares to the Outside Party at the price and on the terms and conditions contained in Bona Fide Offer, subject, if the Selling Shareholder is the Egger Group, to the Tag-Along Offer of those of 3515176 and/or RAICH as shall have exercised same.

8.9 In the event that the Selling Shareholder has not sold the Offered Shares to the Outside Party within such ninety (90) day period, then the Offered Shares shall continue to be subject to this Agreement and the provisions of this Article will have to be followed once again, should the Selling Shareholder continue to desire to sell the Offered Shares.

8.10 If any Shares are sold to an Outside Party, such Shares shall continue to be subject to this Agreement. Should any Shareholder sell less than all of his or its Shares to an Outside Party, then all of the remaining Shares owned by such Shareholder which have not been sold in accordance with this Article shall likewise remain subject to the provisions of this Agreement.


ARTICLE  9.  TAG-ALONG/ DRAG-ALONG RIGHTS
-----------------------------------------

9.1 If the Egger Group, at any time when it owns at least fifty percent (50%) of the issued and outstanding Class "A" shares of the COMPANY, desires to sell all or a part of the Shares owned by it and the Egger Group shall have received a Bona Fide Offer for the purchase of such Shares from an Outside Party who is not a competitor of Bariatrix or BBC, which offer the Egger Group wishes to accept, the Egger Group shall deliver or send a notice by pre-paid registered or certified mail addressed to all of the other Shareholders. Such written notice (hereinafter referred to as the "Option Notice") shall (i) set forth the Egger Group's desire to sell such Shares; (ii) be accompanied by a copy of the original executed Bona Fide Offer, setting forth in full the price and terms of such offer; and (iii) contain an offer (the "Tag-Along Offer") by the Egger Group to permit all of the other Shareholders to sell some or all of their Shares to the Outside Party together with the Selling Shareholder, at the price and on the terms and conditions set forth in the Bona Fide Offer, the whole on a pro rata basis as between all of the Shareholders interested in selling their Shares. In the event of a dispute as to whether an Outside Party is a competitor of BBC or Bariatrix, the matter may be submitted to arbitration by either BBC or the Egger Group, in accordance with the provisions of Article 12 below.

9.2 The Tag-Along Offer shall operate such that each of the other Shareholders shall be entitled to sell that proportion of his or its Shares to the Outside Party as is equal to the proportion of the Shares held by the Egger Group being sold by the Egger Group. However, in the event that the Outside Party does not wish to purchase a greater number of Shares then that which it had offered to purchase from the Egger Group, then the Tag-Along

Offer shall operate such that all of the Shareholders who accept the Tag-Along Offer, together with the Egger Group, shall sell, in the aggregate, that number of Shares which the Outside Party had offered to purchase from the Egger Group, the whole on a pro rata basis as between them in accordance with their respective holdings of Class "A" shares of the COMPANY.

9.3 Each of the other Shareholders shall have a period of sixty (60) days from receipt of the notice sent pursuant to Section 9.1 to accept the Tag-Along Offer, by counter-notice sent in accordance with Section 9.1 mutatis mutandis.

9.4 If a Shareholder does not respond by counter-notice sent in accordance with Section 9.1 within the said sixty (60) day period, then such Shareholder shall be conclusively deemed to have declined to accept the Tag-Along Offer.

9.5 If a Shareholder elects, in the counter-notice contemplated by Section 9.3, to accept the Tag-Along Offer, then such Shareholder shall sell to the Outside Party, on such date and upon the terms and conditions set forth in the Bona Fide Offer, the relevant number of his or its Shares.

9.6 If none of the Shareholders choose to exercise the Tag-Along Option, then the Egger Group, at any time within a period of ninety (90) days subsequent to the expiry of the sixty (60) day period within which the counter-notice may otherwise have been sent, may sell that number of Shares which the Outside Party offered to purchase, the whole for the price and on the terms and conditions contained in the Bona Fide Offer.

9.7 In the event that any Shareholder or group of Shareholders holding at least eighty percent (80%) of the issued and outstanding Class "A" shares of the COMPANY should receive a Bona Fide Offer from an Outside Party for the purchase of all, but not less than all of the Shares of the COMPANY, for consideration in excess of $US 70,000,000, which offer such Shareholder or group of Shareholders desires to accept, then such Shareholder or group of Shareholders shall deliver or send a notice by pre-paid registered or certified mail addressed to each of the other Shareholders, accompanied by a complete copy of the original executed Bona Fide Offer setting forth in full the price and all of the terms and conditions thereof. Upon receipt of such notice, each of the other Shareholders shall be obliged to sell and hereby agrees that he or it shall sell his or its Shares to the Outside Party on such date, for such price and upon the terms and conditions set forth in the Bona Fide Offer.

9.8 Notwithstanding the generality of Section 9.7 above, in the event that the Shareholder or a group of Shareholders who receive the Bona Fide Offer and who wish to accept same is not or does not include BBC, then BBC shall have the option, exercisable by counter-notice in writing within sixty (60) days following receipt or deemed receipt of the notice contemplated by Section 9.7, to purchase upon the same terms and conditions as those set forth in the Bona Fide Offer, all of the Shares of the Shareholder or group of Shareholders who received the Bona Fide Offer, the whole in the manner contemplated by Section 9.7, mutatis mutandis.
                                           ----------------


ARTICLE 10.  PUBLIC OFFERING
----------------------------

10.1 It is hereby agreed that in the event that the COMPANY should decide to proceed with an initial public offering of any of its securities, then the COMPANY will use its best efforts to include a secondary offering of Shares held by the Shareholders at the time of the initial public offering, with respect to which the Shareholders shall be entitled to participate on a pro rata basis.

10.2 In the event that the regulatory authorities and/or the underwriters require that any Shares held by the Shareholders be escrowed, then each of the Egger Group and BBC shall be required to escrow their Shares, on a pro rata basis, in proportion to their respective shareholdings. RAICH and 3515176 will not be required to participate in such escrow, unless specifically required by the underwriters or regulatory authorities.


ARTICLE 11.  CONFIDENTIALITY
----------------------------

11.1 Subject to the provisions of Sections 5.3 and 5.4 above, none of the Shareholders, at any time during or after his or its association with the COMPANY, directly or indirectly, in any capacity whatsoever, shall divulge, disclose or communicate to any person, legal or physical, entity, firm or any other third party, or utilize for his or its personal benefit or for the benefit of any other party, any confidential information regarding the COMPANY or any of its subsidiaries or affiliated entities. For greater certainty, confidential information shall include, but shall not be limited to any technical or non-technical data, formulae, product formulations, methods, techniques, designs, financial data, pricing policies, business plans, lists of actual or potential customers or suppliers and their particular needs or interests and any information regarding the COMPANY's marketing, sales or dealer network, which is not generally known to the public through legitimate origins.

11.2 In the event that any of the Shareholders breaches any of the terms contained in Section 11.1 the Shareholders stipulate and agree that said breach will result in immediate and irreparable harm to the business and goodwill of the COMPANY and that damages, if any, and remedies at law for such breach would be inadequate. In addition to any and all such remedies available to the COMPANY, the COMPANY or any of them, as the case may be, shall therefore be entitled to apply for and receive from any court of competent jurisdiction an injunction to restrain any violation of this Agreement and for such further relief as the court may deem just and proper.

11.3 The obligations, duties and liabilities of the Shareholders pursuant to this Article 11 are continuing, absolute and unconditional and shall remain in full force and effect as provided therein despite any termination of this Agreement for any reason whatsoever.


ARTICLE 12.  ARBITRATION
------------------------

12.1 The parties hereby agree that any dispute or disagreement hereunder or which may arise pursuant to this Agreement shall be referred to the senior management of the parties in dispute for good faith negotiations to settle such dispute and, failing settlement by senior management, shall be referred to binding arbitration in accordance with the rules and procedures set forth herein.

12.2 If any party wishes to submit a dispute to arbitration, it shall give notice to the other party or parties with whom the dispute arises (the "Arbitration Notice") specifying the particulars of the matter or matters in dispute and proposing the name of the person it wishes to appoint as the single arbitrator. Within 15 days after receipt of the Arbitration Notice, the other party shall give notice to the party who sent the Arbitration Notice advising whether the proposed arbitrator is acceptable. If no such notice is given within such 15 day period, the party who received the Arbitration Notice shall be deemed to have accepted the arbitrator proposed therein. If the party receiving the Arbitration Notice responds within such 15 day period, to the effect that the arbitrator proposed in the Arbitration Notice is not acceptable, then the parties shall have a further period of 10 days within which to agree upon the appointment of a single arbitrator, failing which, either party may apply to a Judge of the Superior Court of the Province of Quebec for the appointment of a single arbitrator (the "Arbitrator"). For greater certainty, the individual selected as Arbitrator shall be at arm's length from both parties and shall not be a member of the audit or legal firm or firms who then advise or who may have advised either party, within a period of 5 years prior to the date upon which the Arbitration Notice is sent, nor shall the Arbitrator be an individual who is otherwise regularly retained by either of the parties for any purpose.

12.3 The arbitration will be conducted in as informal a manner as possible. In the event that the Arbitrator experiences difficulties with such informal proceedings, then the Arbitrator will apply all or part of the rules of procedures set out in Book VII entitled "Arbitration" of the Code of Civil Procedure of Quebec.

12.4 Within 20 days after the appointment of the Arbitrator, the party who sent the Arbitration Notice shall present, in writing, to the Arbitrator and to the other party, a description of the claim and the relief sought. The other party shall have a period of 20 days within which to respond thereto.

12.5 Thereafter, if requested by the Arbitrator, all parties and witnesses will be present at a location chosen by the Arbitrator in Montreal, Quebec should the Arbitrator desire to hear the parties and their respective witnesses as to matters of fact.

12.6 Thereafter, if requested by the Arbitrator, the parties will present their oral arguments. If the Arbitrator is not a member of the Bar of Quebec, then the Arbitrator may retain the services of legal counsel at his or her choice to advise the Arbitrator on legal matters, provided such legal counsel is
independent of both of the parties to the arbitration.   The fees of such
counsel will be considered a disbursement of the arbitration.

12.7    The arbitration shall be conducted in the English language.

12.8 The Arbitrator shall rule on all issues raised by the parties within a delay of 60 days from the end of the hearing by means of a written award to be sent by registered mail to each of the parties. The award will list each of the issues between the parties and resolve each issue, in whole or in part, in favour of one or both of the parties. The Arbitrator shall provide reasons for his or her decision, unless the parties otherwise agree.

12.9 The Arbitrator will allocate the amount of his or her fees and disbursements to one or both of the parties at the same time as he or she renders his or her award. To the extent possible, in the sole judgment of the Arbitrator, the allocation of such fees and disbursements will be proportionate, on a weighted basis, to the success of each party in advancing its respective position.

12.10 The decision of the Arbitrator shall be final and binding on the parties hereto and shall not be subject to any appeal or review procedure provided that the Arbitrator has followed the rules provided herein and in the Code of Civil Procedure and has proceeded in accordance with the principles of natural justice.

ARTICLE 13.  GENERAL PROVISIONS
-------------------------------

13.1 The share certificate or certificates representing the Shares owned by the Shareholders shall have inscribed thereon the following words or words having a similar intent or purport, namely:

        "The ownership of these shares is subject to the terms of an agreement dated the 20th day of May, 1999."

13.2 Notwithstanding any provision of this Agreement, any Shareholder who is an individual may sell, transfer or assign Shares to a corporation (hereinafter referred to as "Holdco") related to him within the meaning of the Income Tax Act (Canada), the Shareholders of which are also related to such Shareholder, provided that (i) none of the Shareholders of Holdco shall be a competitor of BBC; (ii) that Holdco becomes a party to this Agreement or an amended Agreement necessitated by the replacement of a Shareholder by Holdco pursuant to such sale, transfer or assignment; and (iii) such Shareholder shall hold and continue to hold the majority of the voting shares in Holdco.

13.3 The parties hereto bind and oblige their heirs, executors, administrators, successors in title and assigns to sign all documents, execute all deeds and do all things necessary to effect the transfer of the Shares in accordance with the provisions of this Agreement.

13.4 Any notice to be given by one party to another hereunder shall be given in writing and delivered (i) by overningt courier service or (ii) by facsimile at the address given below and such notice shall conclusively be deemed to have been received; (i) upon the date of signature of the courier waybill; or (ii) on the date upon which the facsimile transmission is confirmed:

              Roderick Egger
              c/o BARIATRIX PRODUCTS
              INTERNATIONAL INCORPORATED
              1600, 46th Avenue
              Lachine, Quebec       H8T 3J9
              Facsimile: (514) 637-8526

              3515176 CANADA INC.
              c/o BARIATRIX PRODUCTS
              INTERNATIONAL INCORPORATED
              1600, 46th Avenue
              Lachine, Quebec      H8T 3J9
              Fascimile:  (514) 637-8526

          Attention: Marco de Rosa
          ------------------------


          Robert Raich
          c/o SPIEGEL SOHMER
          5 Place Ville Marie
          Suite 1203
          Montreal, Quebec     H3B 2G2
          Facsimile: (514) 875-8237

          3357481 CANADA INC.
          c/o BARIATRIX PRODUCTS
          INTERNATIONAL INCORPORATED
          1600, 46th Avenue
          Lachine, Quebec      H8T 3J9
          Facsimile: (514) 637-8526
          Attention: Thomas L. Egger
          --------------------------

  and, in the case of each of the foregoing, with a copy to:

          SPIEGEL SOHMER
          5 Place Ville Marie
          Suite 1203
          Montreal, Quebec    H3B 2G2
          Facsimile: (514) 875-8237
          Attention: Janice Naymark
          -------------------------

          BALANCE BAR COMPANY
          1015 Mark Avenue
          Carpinteria, CA
          93013   U.S.A.
          Facsimile:  (805) 566-0235
          Attention:  Chief Financial Officer
          -----------------------------------

  with a copy to:

          GOODMAN, PHILLIPS & VINEBERG
          1501 McGill College Av.
          26th Floor
          Montreal, Quebec     H3A 3N9
          Facsimile:  (514) 841-6499
          Attention:  Mr. Hillel W. Rosen
          -------------------------------

          BARIATRIX PRODUCTS
          INTERNATIONAL INCORPORATED
          1600, 46th Avenue
          Lachine, Quebec      H8T 3J9
          Facsimile:  (514) 637-8526
          Attention:  Thomas L. Egger
          ---------------------------

provided however, that any party may, by written notice sent to the other in accordance with the provisions of this Section 13.40, specify a new address to which any notice shall thereafter be addressed.

13.5 This agreement shall terminate on the occurrence of any of the following events:

   (a) the decision of Shareholders holding ninety-five percent (95%) of the issued and outstanding voting Shares of the COMPANY; or

   (b) the successful completion of an underwritten offering of any of the securities of the COMPANY to the public; or

   (c)  all of the Shares being beneficially owned by a single party; or

   (d)  the liquidation, winding-up or dissolution of the COMPANY.

13.6 The rights of the parties hereto and the provisions hereof shall be interpreted and construed according to the laws of the Province of Quebec.

13.7 The parties have requested that this Agreement and all court proceedings thereto related be drafted in English. Les parties aux presentes ont exige a ce que ce contrat et toutes procedures judiciaires y afferentes soient rediges en Anglais.


IN WITNESS WHEREOF, THE PARTIES HERETO HAVE SIGNED AT THE PLACE AND ON THE DATE FIRST HEREINABOVE MENTIONED.


                                     /s/ Roderick Egger
                                ----------------------------
                                RODERICK EGGER


                                3515176 CANADA INC.


                                Per: /s/ Marco De Rosa
                                    ------------------------
                                    Marco De Rosa


                                     /s/ Robert Raich
                                -----------------------------
                                ROBERT RAICH


                                3357481 CANADA INC.

                                Per:   /s/ Thomas L. Egger
                                    -------------------------
                                    Thomas L. Egger


                                BALANCE BAR COMPANY


                                Per:   /s/ Thomas J. Flahie
                                    -------------------------
                                    Thomas J. Flahie


                                BARIATRIX PRODUCTS
                                INTERNATIONAL INCORPORATED


                                Per:   /s/ Thomas L. Egger
                                    -------------------------
                                    Thomas L. Egger